UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  03/07/2007

QUAKER CHEMICAL CORPORATION
(Exact name of registrant as specified in its charter)

Commission File Number:  001-12019

Pennsylvania	23-0993790
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

One Quaker Park, 901 Hector Street, Conshohocken, Pennsylvania 19428
(Address of principal executive offices, including zip code)

610-832-4000
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Information to be included in the report

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On March 7, 2007, the Company's Board of Directors approved the (i) financial performance criteria at which the 2007 annual bonus pool under the Company's Global Annual Incentive Plan (the "2007 GAIP") begins to accumulate and (ii) the "payout ratios" to fund the bonus pool. The 2007 GAIP bonuses at target are based 75% on corporate financial results and 25% on regional performance or personal objectives, depending on position. For all associates, the corporate-financial-performance component of the bonus may vary up or down based on corporate profitability. For regional associates, the regional portion of the bonus may vary up or down based on regional performance, but the total bonus may not exceed the GAIP max bonus opportunity. For non-regional associates, the personal objectives portion of the bonus may vary up to 25% of target bonus, with the remainder of the total bonus to be determined by corporate financial performance, up to the GAIP max bonus opportunity. There is an alternative calculation that may be applied at the discretion of the Board's Compensation/Management Development Committee for corporate-financial-performance bonus purposes that measures return on capital against a cost-of-capital standard of 8% to 12%.

                The Board also approved the performance criteria for cash bonuses to be earned by all participants in the Company's 2007-2009 Long-Term Performance Incentive Plan cycle (the "2007-2009 LTIP cycle"). Payment of these bonuses is dependent upon the Company's attainment of relative performance on total shareholder return as compared to the S&P SmallCap 600 Materials Group. Payment of up to a maximum of 200% of the bonus opportunity can be earned depending on the level of performance within the referenced peer group.

                The Board also approved potential financial-performance adjustments that may be applied for purposes of determining performance under the 2007 GAIP and the 2007-2009 LTIP cycle. The approved list of non-budgeted business circumstances for which adjustment may be made to the reported net income for purposes of calculating the awards includes the following: plant consolidation expenditures; customer bankruptcies or plant shutdowns; changes in accounting principles; unusual factors driving an increased tax rate; non-recurring adjustments to income; asset write-downs or write-offs; restructuring and related charges and first-year acquisition costs/losses; adverse legal judgments, settlements, litigation expenses, and legal and environmental reserves; expenditures for discretionary Board initiated or approved corporate actions, plans or major initiatives, including individual personnel actions; and changes in exchange rates.

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QUAKER CHEMICAL CORPORATION

Date: March 09, 2007	By:	/s/ D. Jeffry Benoliel
D. Jeffry Benoliel
Vice President, Secretary and General Counsel